Exhibit 99.1

SHAREHOLDER NEWS

FOR IMMEDIATE RELEASE

CONTACT: Rick Flynt

770-441-2051

IMMUCOR ANNOUNCES FISCAL YEAR 2009 REVENUE AND

EARNINGS GUIDANCE

NORCROSS, GA. (June 4, 2008) – Immucor, Inc. (Nasdaq/NM: BLUD), a global leader in providing automated instrument-reagent systems to the blood transfusion industry, today announced revenue and earnings guidance for the fiscal year ending May 31, 2009.

For fiscal year 2009:

•	The company expects revenues to range from $292 million to $300 million.

•	Gross margin is expected to be in the range of 70% to 71%.

•	Net income is expected to be in the range of $80.0 million to $83.0 million.

•	We expect to generate earnings per diluted share in the range of $1.11 to $1.15.

We base our projections on our history of operations, the recurring nature of a significant portion of our revenues, including contractually committed purchases from large customers, and the predictability of our expenses through the fiscal year.

In making this projection, management has made the following assumptions:

•

With respect to revenues, the Company has extrapolated recent past results and assumed the Company will generate additional revenues from the implementation of our price strategy, the continuing sales of the Galileo® and Echo® instruments in North America, Japan and Europe and the reagent growth associated with these instrument placements.

•

With respect to the pending BioArray acquisition, the Company has excluded the impact of the acquisition from these projections. As previously announced the Company expects dilution of approximately $0.20 to $0.23 in EPS in the first full year of operations following closing, including approximately $0.05 per share of dilution resulting from non-cash amortization expense.

•	With respect to stock based compensation expense, the Company expects an increase of approximately $1.0 million.

Immucor, Inc. will host a conference call June 5, 2008 at 8:30 a.m. (EDT) to review this outlook. Investors are invited to participate in this conference call with Dr. Gioacchino

De Chirico, President and Chief Executive Officer; Rick Flynt, Chief Financial Officer; and Edward L. Gallup, consultant. The call will focus on the outlook for fiscal 2009 and general business trends. This press release will be posted on Immucor’s website, as well as any material financial information that may be discussed by Messrs. De Chirico, Flynt or Gallup during this call that is not contained in the release. To access this information once posted, go to Immucor’s website at www.immucor.com and click on “About Us – Press Releases.”

To participate in the telephone conference call, dial 1-888-829-8668, pass code BLUD. Replays of the conference call will be available for one week beginning at 12:00 PM on June 5, 2008 by calling 1-866-508-6479. Beginning June 12, 2008, audio of the conference call or a transcript of the audio will be available on the “About Us – Press Releases” page of the Immucor website.

Founded in 1982, Immucor manufactures and sells a complete line of reagents and systems used by hospitals, reference laboratories and donor centers to detect and identify certain properties of the cell and serum components of blood prior to transfusion. Immucor markets a complete family of automated instrumentation for all of its market segments.

For more information on Immucor, please visit our website at www.immucor.com.

Statements contained in this press release that are not statements of historical fact are “forward-looking statements” as that term is defined under federal securities laws, including, without limitation, all statements concerning Immucor’s expectations, beliefs, intentions or strategies for the future. Forward-looking statements may be identified by words such as “plans,” “expects,” “believes,” “anticipates,” “estimates,” “projects,” “will,” “should” and other words of similar meaning used in conjunction with, among other things, discussions of future operations, financial performance, product development and new product launches, FDA and other regulatory applications and approvals, market position and expenditures. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement include the following: the decision of customers to defer capital spending; the inability of customers to efficiently integrate our instruments into their blood banking operations; increased competition in the sale of instruments and reagents, particularly manual reagent sales in North America by Biotest AG and Alba Bioscience; the effect of the May 2008 FDA warning letter, including the possible delay in FDA approval to manufacture products formerly produced at the Company’s Houston facility; the failure of the Echo to achieve further market acceptance; the ability to hire and retain key managers; changes in interest rates; fluctuations in foreign currency conversion rates; the outcome of any legal claims known or unknown; the outcome of the previously-announced FTC investigation into certain past acquisitions; disruptions to the supply of key raw materials; the unexpected application of different accounting rules; and general economic conditions. Further risks are detailed in the Company’s filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements. Immucor assumes no obligation to update any forward-looking statements.